              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON AUGUST 27, 2001


                                                Registration No. 333-
                                                         Exhibit Index on page 5

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                            VORNADO OPERATING COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   22-3569068
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)


                  888 SEVENTH AVENUE, NEW YORK, NEW YORK 10019
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


              1998 OMNIBUS STOCK PLAN OF VORNADO OPERATING COMPANY
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                                PATRICK T. HOGAN
                     VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                            VORNADO OPERATING COMPANY
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 (212) 894-7000
--------------------------------------------------------------------------------
           Telephone Number, Including Area Code, of Agent for Service


                                    COPY TO:
                             WILLIAM G. FARRAR, ESQ.
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            TELEPHONE: (212) 558-4000
                            FACSIMILE: (212) 558-1600


                         CALCULATION OF REGISTRATION FEE

                                                    Proposed              Proposed
       Title Of                                      Maximum               Maximum
      Securities              Amount                Offering              Aggregate              Amount of
        To Be                  To Be                Price Per             Offering             Registration
      Registered            Registered              Share(1)              Price(1)                  Fee
Common Stock, par             250,000 (2)                $1.79              $447,500               $111.88
value $.01 per share

(1) Calculated (solely for purposes of determining the registration fee) at the average of the high and low prices of the registrant's Common Stock, par value $.01 per share ("Common Stock"), on the American Stock Exchange on August 22, 2001, pursuant to Rule 457(c) and the third sentence of Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

(2) This registration statement shall also cover any shares of the registrant's Common Stock which become issuable under the registrant's 1998 Omnibus Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8.

         This registration statement on Form S-8 registers additional securities of the same class as other securities of the registrant for which a registration statement, also filed on Form S-8 by the registrant and relating to the registrant's 1998 Omnibus Stock Plan, is effective. Accordingly, the contents of the registrant's registration statement on Form S-8 (File No. 333-77143), as filed with the Securities and Exchange Commission on April 27, 1999, are hereby incorporated by reference. After giving effect to this filing, an aggregate of 1,250,000 shares of the registrant's common stock have been registered for issuance pursuant to the registrant's 1998 Omnibus Stock Plan.

                                ITEM 8. EXHIBITS.

         The following exhibits are filed as part of this registration statement:

         4.1 Specimen stock certificate (incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form S-11, File No. 333-40701).

         4.2 Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-11, File No. 333-40701).

         4.3 Amended and Restated By-laws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's quarterly report on Form 10-Q, File No. 001-14525, for the quarter ended March 31, 2000).

         4.4 1998 Omnibus Stock Plan of Vornado Operating Company (incorporated by reference to Exhibit 10.3 to the registrant's annual report on Form 10- K, File No. 001-14525, for the year ended December 31, 1998).

         5.       Opinion of Sullivan & Cromwell.

         23.1 Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         24       Power of attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of August, 2001.

                                    VORNADO OPERATING COMPANY



                                    By: /s/ Patrick T. Hogan
                                        ------------------------------
                                        Patrick T. Hogan
                                        Vice President,
                                        Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Roth, Michael D. Fascitelli, Joseph Macnow and Patrick T. Hogan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             Signature                                   Title                          Date
             ---------                                   -----                          ----

/s/ Steven Roth                         Chairman of the Board of Directors        August 27, 2001
-----------------------------------     (Principal Executive Officer)
    Steven Roth


/s/ Michael Fascitelli                  President and Director                    August 27, 2001
-----------------------------------
    Michael D. Fascitelli


/s/ Patrick T. Hogan                    Vice President-- Chief Financial          August 27, 2001
-----------------------------------     Officer (Principal Financial and
    Patrick T. Hogan                    Accounting Officer)


/s/ Douglas H. Dittrick                 Director                                  August 27, 2001
-----------------------------------
    Douglas H. Dittrick


/s/ Martin N. Rosen                     Director                                  August 27, 2001
-----------------------------------
    Martin N. Rosen


/s/ Richard West                        Director                                  August 27, 2001
-----------------------------------
    Richard West


/s/ Russell B. Wight, Jr.               Director                                  August 27, 2001
-----------------------------------
    Russell B. Wight, Jr.


                                  EXHIBIT INDEX

Exhibit
 Number           Description of Exhibit
-------           ----------------------

  4.1 Specimen stock certificate (incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form
                  S-11, File No. 333-40701).

  4.2             Restated Certificate of Incorporation of the registrant
                  (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-11, File No. 333-40701).

  4.3 Amended and Restated By-laws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's quarterly report on Form 10-Q, File No. 001-14525, for the quarter ended
                  March 31, 2000).

  4.4             1998 Omnibus Stock Plan of Vornado Operating Company
                  (incorporated by reference to Exhibit 10.3 to the registrant's annual report on Form 10- K, File No. 001-14525, for the year ended December 31, 1998).

  5.              Opinion of Sullivan & Cromwell.

 23.1 Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 5).

 23.2             Consent of Deloitte & Touche LLP.

 24               Power of attorney (included on signature page).
